Securities and Exchange Commission
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15 (d) of Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 7, 1998
                              (September 29, 1998)



                           VERMONT PURE HOLDINGS, LTD.
             (Exact name of registrant as specified in its charter)


                    Delaware                                 1-11254

(State or other jurisdiction of incorporation)        (Commission File No.)


         Route 66, P.O. Box C
       Catamount Industrial Park
            Randolph, Vermont                                 05060

  (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (802) 728-3600










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Item 5

On October 3, 1998 Vermont Pure Holdings issued the following press release:

Vermont Pure Springs,  Inc.  announced  today that Coca Cola  Enterprises,  Inc.
(CCE) has given notice that, effective January 1, 1999, it will modify the terms of the distribution arrangement between the two companies. CCE distributes Vermont Pure products in the New York City area, upstate New York and parts of Southern New England. The existing contract provides for an annual renewal each year for an additional one-year term unless CCE furnishes 90 days' notice on a timely basis. Under the new arrangements, CCE has advised the Company that it intends to continue distributing the Company's products, but subject to 30 days notice of termination. CCE's distribution accounted for approximately 31% of the Company's total sales revenue for the nine months ended July 31, 1998. Additional information about the Company's relationship with CCE appears in the Company's Annual Report filed with the SEC. Vermont Pure believes that it is too early to assess accurately the effect of CCE's decision.

Note : This document contains forward looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated by such forward looking statements, including integration of acquisitions, ability to sustain and manage growth, changing market conditions, and other risks detailed in the Company's filings with the Securities and Exchange Commission.

Reference is made to the Company's 10-KSB for the year ended October 25, 1997 where more information can be found concerning the Company's relationship with CCE.

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements

                  No financial statements are required to be prepared or filed in connection with the disclosure

         (b)      Pro Forma Financial Information

                  None required.

         (c)      Exhibits

                  None




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                                                     SIGNATURE


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




Dated:            October 7, 1998
                  Randolph, Vermont



                VERMONT PURE HOLDINGS, LTD.


                 By: /s/ Bruce S. MacDonald
                         Bruce S. MacDonald
                         Vice President, Chief Financial Officer
                        (Principal Accounting  and Principal Financial Officer)